Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated August 4, 2023, with respect to the consolidated financial statements of Paylocity Holding Corporation, and the effectiveness of internal control over financial reporting, incorporated herein by reference.
/s/ KPMG LLP
Chicago, Illinois
November 30, 2023